1 INVESTOR PRESENTATION AND REVISED GUIDANCE JUNE 2017

2 12 Primary Markets 141 Apartment Communities AIMCO QUICK FACTS SHAREHOLDER GOAL Aimco seeks to earn long-term returns on equity that are superior to those of the equity REIT and S&P 500 indices, and also those of peer apartment REITs, by investing in a portfolio of high quality multifamily communities, diversified by both geography and price point, whose cash flows are predictable and rising. (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Source for peer simple average: KeyBanc Capital Markets in its Leaderboard. (2) Represents price-to-projected 2017 AFFO. (3) Price-to-Earnings to AFFO Growth Rate ratio. AIV, 12.2% MSCI US REIT Index, 10.6% S&P 500, 9.5% DJIA, 7.7% Total Shareholder Return Since IPO 7/22/94 - 12/31/16 Valuation Metrics As of May 26, 2017 Aimco Peer Average(1) Price-to-Earnings(2) 20.37x 22.30x 2017 AFFO Growth Rate 7.6% 2.1% Price-to-NAV 85% 99% PEG Ratio(3) 2.67 10.77 10% 5-year AFFO CAGR 12% 5-year Economic Income CAGR 1994 Aimco’s IPO 2003 Added to S&P 500 $51 NAV per share $12B Gross Asset Value

3 AIMCO QUICK FACTS Consistent Growth Over Time

4 AIMCO QUICK FACTS Transformational Growth in Quality of Portfolio and Earnings • Aimco average monthly revenue per apartment home and AFFO per share have grown steadily over the past five years at CAGRs of 9.0% and 9.6%. • Other Earnings above represent AFFO contribution from affordable communities and the asset management business with its tax benefits, tax credit amortization, and other transactional revenues. Aimco’s multi-year portfolio transformation including the liquidation of Aimco’s portfolio of affordable communities and the wind-down of the related asset management business is nearly complete. When coupled with accretive paired trades and redevelopment, Other Earnings have declined to 16% of AFFO.

5 • Aimco’s projected 2017 AFFO per share growth of 7.6% is expected from NOI increases of $0.10 per share from its Same Store portfolio and $0.19 per share primarily from its lease-up and redevelopment communities. The lease-up communities are substantially leased and on track to deliver their planned contribution to 2017 AFFO per share. • The NOI increases from Same Store, lease-up, redevelopment and other communities more than offset both the decline in NOI from 2016 property sales (the proceeds of which were used to fund the acquisition of Indigo and to pre-fund redevelopment activities) and the decline in Other Earnings related to the runoff of the Asset Management business and lower tax-related benefits. • The funded redevelopment activities are expected to produce future earnings growth, while the decline in Other Earnings contributes to higher quality AFFO. AIMCO QUICK FACTS Components of 2016-to-2017 AFFO per Share Growth

6 LEADERSHIP TEAM Terry Considine Chairman & CEO Paul Beldin EVP & Chief Financial Officer Keith Kimmel EVP Property Operations Lisa Cohn EVP & General Counsel Miles Cortez EVP & Chief Administrative Officer Development John Bezzant EVP & Chief Investment Officer Patti Fielding EVP Redevelopment Legal Human Resources Risk Asset Quality Acquisitions Dispositions Administration Government Relations Communications Special Projects Finance Accounting Investor Relations Information Technology Property Operations Redevelopment Capital Investment

MULTIFAMILY LANDSCAPE

HOUSING DEMAND IS HEALTHY

New Households	Job Growth	Income Growth[5]
• 2016 ~900K New Households[1] • 53% were Renter Households[1]	• Returned to pre-recession levels in 2014[3] • The number of employed people in the prime renting age cohort of 20 to 34 year-olds has increased by ~3.0M since 2014[3]	• Sluggish income growth was experienced during the early part of the economic recovery • Income growth accelerated in 2015 & 2016
• 2017 - 2020 ~5M New Households[2] • ~42% Renter Households[2]	• 2017 - 2020 15.9M new jobs projected[4]	• Incomes are expected to continue to rise

DEMOGRAPHICS FAVOR MULTIFAMILY

U.S. Population Age Structure[4]	Propensity to Rent
• Cohort of 20 to 34 year-olds projected to increase by ~1M from 2017 to 2020	• Historically, 64% of people aged 20 to 34 choose to rent while 21% of people over the age of 55 do so[5] • Aging of population alone translates into ~2.3M potential new renters from 2017 to 2020
• 55 and older age cohort projected to increase by ~8M from 2017 to 2020	• Share of households renting ↑ 5% over last 10 years[1]

GROWTH WILL BE GOVERNED BY NEW SUPPLY

- New supply generally impacts rent growth when completions are greater than 2% of existing inventory.
- New supply is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities.
- Supply risk is reduced through geographic and price point diversification, and careful market selection.

(1) U.S. Census Bureau, Current Population Survey/Housing Vacancy Survey
(2) Aimco estimate based on projections made by John Burns Real Estate Consulting and included in the book *Big Shifts Ahead: Demographic Clarity for Businesses* written by John Burns and Chris Porter, published by Advantage Media Group (October 11, 2016).
(3) Bureau of Labor Statistics
(4) Moody's Economy.com
(5) Green Street Advisors, *2017 U.S. Apartment Outlook*, January 2017

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STRATEGIC OBJECTIVES

Operational Excellence

Focus on Total Contribution to AFFO

- Lower resident turnover through careful customer selection and emphasis on measured customer satisfaction
- Control costs by focusing on productivity while maintaining asset quality and a high level of customer service

Redevelopment

Add Value by Repositioning Properties Within Existing Portfolio

- Invest up to 3% of GAV annually
- Current projects are expected to create value >35% of our investment

Portfolio Management

Reduce Revenue Volatility Through Portfolio Design and Customer Selection

- Diversify by geography across 12 primary markets
- Diversify by price point with ~50% "A" communities and ~50% "B/C+" communities
- Select highly qualified residents
  - Higher earnings are correlated with an older, more stable customer
  - Median income of new residents in 1Q 2017 was $100,000, up 5% year-over-year
  - Average age of new residents in 1Q 2017 was 36.

Balance Sheet

Limit Risk Through Balance Sheet Structure

- Finance with long-term, fixed-rate, amortizing, non-recourse property debt and preferred securities
- Maintain investment-grade rating
- Weighted-average maturity of 9 years is ~50% longer than peer average
- Aimco has the lowest refunding and repricing risk among peer group

Team and Culture

Intentional focus on talent development and succession planning results in a strong, stable team that engenders a collaborative and productive culture which is the underpinning of Aimco's success.

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9 PROPERTY OPERATIONS STRATEGY STRATEGY PROVIDES FOR • Greater NOI contribution: Renewal lease rate increases are generally higher than new lease rate increases; renewals avoid costs associated with turnover: higher vacancy, refurbishment, and marketing. • More predictable operating results: Renewal lease rate increases are less volatile; operating costs more predictable. PRODUCE ABOVE-AVERAGE OPERATING RESULTS • Focus on customer selection, customer satisfaction, resident retention, and superior cost control. • Focus on efficient operations by centralizing activities, standardizing purchasing, and investing in longer-lived materials.

10 STRONG OPERATING PERFORMANCE (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex and UDR. Source for peer information: Bank of America Merrill Lynch, which does not track MAA turnover. Retention is calculated as the difference between 100% and turnover. (2) Volatility as measured by the standard deviation of Same Store revenue growth for the five years from 2012 through 2016. Standard deviation computed by Aimco based on information reported by SNL Financial. Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. (3) Aimco measures changes in Same Store rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal. Focus on customer satisfaction and resident retention leads to more predictable revenue growth: • Aimco receives ~90,000 customer surveys every year: Customer satisfaction has averaged more than 4.0 (on a 1 to 5 scale) for the past fourteen quarters and averaged 4.24 during 1Q 2017, an all-time high for Aimco. • Aimco resident retention is above peer average: 1Q 2017 renewal rate for maturing leases was 57%, consistent year-over-year and with trailing twelve month rates. For the year ended 2016, the peer average retention rate was 48%.(1) Aimco estimates a renewal lease to generally be ~20% more profitable due to better pricing and avoided costs. • Revenue growth less volatile than peers: For the five years from 2012 through 2016, Aimco Same Store revenue growth was the least volatile among our peers.(2) Consistent revenue growth is due in part to higher retention and the steady renewal rent increases from this part of our business. Aimco renewal rent increases were greater than 5% for fifteen of the last twenty-one quarters ended 1Q 2017 and averaged 5.5% during that period. 2012 2013 2014 2015 2016 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 Same Store Rental Rates(3) 2012 - 2016 New Rate Renewal Rate Wt. Avg. Rate

11 PEER-LEADING EXPENSE CONTROL • Focus on efficient operations: Over the past five years, the compound annual growth rate for Aimco's Controllable Operating Expenses ("COE"), which are property level operating expenses before taxes, insurance, and utilities is 0.3%. Over the past nine years, the compound annual growth rate for Aimco's COE is negative. • Innovation is the foundation of Aimco cost control efforts. Innovative activities include: o Redesign work: moving administrative tasks to self-performance by the resident, or to the Shared Service Center reduces cost and allows site teams to focus on sales and service. o Standardize: reduce complexity, increase purchasing volume discounts. o Invest: focus on total lifecycle costs and invest in more durable materials such as plank flooring instead of carpet and granite countertops instead of laminate. * Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Data Source: SNL Financial. CAGR 3.0% Peer Avg* 2.2% Aimco 0.3% Aimco COE 95 100 105 110 115 120 2011 2012 2013 2014 2015 2016 Same Store Expense Growth 2012 - 2016

2017 REVISED GUIDANCE

SAME STORE LEASE RATE GROWTH

SAME STORE RATE GROWTH[1]	1Q 2017	April 2017	May 2017	YTD May 2017
RENEWAL LEASE RATES	5.1%	4.5%	4.6%	4.8%
NEW LEASE RATES	-1.0%	0.0%	1.5%	0.3%
WT. AVG. LEASE RATE	1.9%	2.1%	3.0%	2.5%
AVG. DAILY OCCUPANCY	95.8%	95.5%	96.0%	95.9%

- As discussed on our first quarter earnings call, we are seeing lower new lease rate growth and lower expense growth than originally expected. Accordingly, we are lowering our Same Store revenue and expense growth guidance.
- Our revised Same Store revenue and expense guidance maintains the midpoint of NOI guidance. We are narrowing the NOI guidance range and expect to perform better than the peer average.

SAME STORE GUIDANCE

	Revised			Prior			Peer Avg
	Low	Mid	High	Low	Mid	High	Midpoint[2]
2017 Revenue	3.00%	3.30%	3.60%	3.25%	3.75%	4.25%	2.7%
2017 Expense	1.40%	1.10%	0.80%	3.00%	2.75%	2.50%	3.0%
2017 NOI	3.75%	4.25%	4.75%	3.50%	4.25%	5.00%	2.7%

(1) Aimco measures changes in Same Store rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal.
(2) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Source for peer average: Green Street Advisors.

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2017 REVISED GUIDANCE

	2Q 2017			REVISED FY 2017			PRIOR FY 2017		
Pro forma FFO per share	$0.56	to	$0.60	$2.40	to	$2.48	$2.39	to	$2.49
AFFO per share	$0.46	to	$0.50	$2.08	to	$2.16	$2.07	to	$2.17
Select Components of FFO									
Conventional Same Store Operating Measures									
Revenue change compared to prior year				3.00%	to	3.60%	3.25%	to	4.25%
Expense change compared to prior year				0.80%	to	1.40%	2.50%	to	3.00%
NOI change compared to prior year				3.75%	to	4.75%	3.50%	to	5.00%
Asset Management									
Amortization of deferred tax credit income				$11 million			$11 million		
Tax Benefit									
Historic Tax Credit benefits				$4 to $5 million			$4 to $5 million		
Other tax benefits, net				$15 to $17 million			$15 to $17 million		
Offsite Costs(1)									
Property management expenses				$21 million			$21 million		
General and administrative expenses				$45 million			$45 million		
Capital Expenditures									
Redevelopment and Development				$160 to $200 million			$100 to $200 million		
Property upgrades				$70 to $90 million			$70 to $90 million		
Transaction Activities									
Property dispositions(2)				$160 to $550 million			$160 to $190 million		
Property acquisitions				$0 million			$0 million		
Portfolio Quality									
Fourth quarter average revenue per apartment home				~$2,100			~$2,050		
Balance Sheet									
Debt to Trailing-Twelve-Month EBITDA				~6.0x			~6.0x		
Debt and Preferred Equity to Trailing-Twelve-Month EBITDA				~6.4x			~6.4x		
Value of unencumbered properties				~$1.9B			~$1.9B		

(1) Prior FY 2017 amounts have been recast to reflect the Q1 2017 reporting change for Aimco's Asset Management business. Initial guidance included $70M of Offsite Costs. In conjunction with the Asset Management reporting change, $4M is now included as part of total Asset Management expenses.

(2) Guidance for property dispositions increased to reflect the communities that Aimco is currently marketing for sale as part of its on-going capital recycling. Consistent with Aimco practice, these communities have been removed from Same Store. These communities, with estimated Aimco gross proceeds of ~$400M, are primarily located in southern Virginia and Plainsboro, New Jersey and have lower rents and lower expected rent growth than do the retained communities. Same Store NOI growth would be ~20 basis points lower if Aimco had retained these communities as part of its long-term portfolio.

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14 REDEVELOPMENT STRATEGY REDEVELOPMENT APPROACH • Own communities where land value as a percentage of total value is high. Lower price-point communities with high land values support redevelopment and entitlement activities. • Provide predictable cash flows through excellence in property operations and incubate land value while it appreciates. • Where appropriate, re-entitle land in anticipation of adding future value. Entitlement requires little capital. • Redevelop properties when market conditions support repositioning. • Execute large scale projects in phases, to refine product offerings and to reduce risk. • Adjust pace and scope of redevelopment to match market acceptance and to reduce lease-up inventory risk. AIMCO RISK MANAGEMENT POLICIES • Invest up to 3% of GAV in redevelopment and development annually. • In all investment activities, require unlevered returns that reflect risk acceptance. • Arrange in advance required capital both from property debt financing and equity raised in "paired trades." • Aimco is not a developer. Aimco relies on third-party developers whose expertise and balance sheet limit Aimco exposure to construction risks. • Limit exposure to lease-up risk, including by taking on an equity partner if indicated.

REDEVELOPMENT VALUE CREATION

- The portfolio of Aimco redevelopment and limited development activities predictably results in value creation of 25% to 35%.
- During 2016, three Aimco redevelopment properties achieved NOI stabilization creating ~$170M of value, equal to 30% of our investment.
- Multi-phase redevelopments under construction are projected to create value of > 35% of Aimco's investment.
- Aimco plans 2018 starts to backfill our redevelopment pipeline, and has numerous opportunities in its portfolio for continuing value creation through redevelopment.

MULTI-PHASE REDEVELOPMENTS UNDER CONSTRUCTION

	Estimated Net Investment ($M)	Redevelopment Scope	Apartment Homes to be Redeveloped
BAY PARC PLAZA MIAMI, FL	$16.0	Amenities, common areas, creation of a new commercial space	na
CALHOUN BEACH CLUB MINNEAPOLIS, MN	$28.7	Unit interiors, common areas	275
THE PALAZZO AT PARK LA BREA LOS ANGELES, CA	$24.5	Unit interiors, common areas	389
PARK TOWNE PLACE PHILADELPHIA, PA	$136.3	Unit interiors, building exterior, amenities, common areas, commercial space	701
SAYBROOK POINT SAN JOSE, CA	$18.3	Unit interiors, building exteriors, amenities, common areas	324
THE STERLING PHILADELPHIA, PA	$73.0	Unit interiors, amenities, common areas, commercial space	534
YORKTOWN LOMBARD, IL	$25.7	Unit interiors, amenities, common areas	292

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16 BAY AREA 707 Leahy Preserve At Marin (Expansion) CHICAGO 100 Forest Place Evanston Place Yorktown Apartments (Expansion) MIAMI Bay Parc Plaza (Expanded Scope) Flamingo South Beach Yacht Club at Brickell PHILADELPHIA Park Towne Place (Expanded Scope) Chestnut Hall DENVER 21 Fitzsimons Eastpointe Township at Highlands GREATER LA 3400 Avenue of the Arts Palazzo East Villas at Park La Brea MINNEAPOLIS Calhoun Beach Club (Expanded Scope) GREATER DC Foxchase Merrill House Shenandoah Crossing SAN DIEGO Mariner's Cove WHAT'S NEXT FOR REDEVELOPMENT? POTENTIAL FUTURE REDEVELOPMENT AND LIMITED DEVELOPMENT STARTS The menu shown above is representative of the communities whose redevelopment or development expansion is being considered. Actual projects and their scope may differ materially from the above.

17 SELECT VALUE CREATION OPPORTUNITIES Eastpointe (Boulder, CO) Creekside (Denver, CO) Foxchase (Alexandria, VA) Yacht Club at Brickell (Miami, FL) Scotchollow (Redwood City, CA) Yorktown Apartments (Lombard, IL) Preserve at Marin (Corte Madera, CA) Merrill House (Falls Church, VA) Royal Crest Estates (North Andover, MA)

18 PORTFOLIO STRATEGY To upgrade our portfolio through redevelopment, property upgrades, acquisitions, and limited development activity. We do this through a strict paired-trade discipline with: • DISPOSITION of up to 10% of our portfolio annually, primarily from submarkets with lower revenue growth prospects; and • REINVESTMENT of these proceeds in communities with better locations, higher expected rent growth, and higher projected free cash flow internal rates of return. • We maintain sufficient geographic and price point DIVERSIFICATION to limit volatility and concentration risk, while focusing investment in higher rent growth, higher-margin submarkets. • We offer a product that ATTRACTS highly qualified residents with positive prospects for income growth and the ability and willingness to pay for high quality homes and service.

19 PORTFOLIO DIVERSIFICATION Aimco defines apartment community quality as follows: "A" quality communities are those earning rents greater than 125% of local market average; "B" quality communities are those earning rents 90% to 125% of local market average; "C+" quality communities are those earning rents less than 90% of local market average, and earning rents greater than $1,100 per month; and "C" quality communities are those earning rents less than 90% of local market average and earning rents less than $1,100 per month. The charts above illustrate Aimco's 1Q 2017 portfolio. • Aimco emphasizes diversification by both geography and price point. • The nature of a diversified portfolio is that generally some markets accelerate while other markets decelerate, and their combination mutes the volatility of local building cycles.

20 AIMCO EXPOSURE TO NEW SUPPLY • New supply generally impacts rent growth when completions are greater than 2% of existing inventory. Nationwide, 2017 completions as a percentage of existing inventory are projected to be 2.3%. This compares to 1.9% for 2016, and 1.6% for 2015*. • However, building cycles vary by geography and not all markets are oversupplied. • For Aimco’s submarkets, third-party data providers expect deliveries of apartment homes currently under construction to peak in 2017, although one quarter later than was projected as of 4Q 2016. * Source: MPF Research. 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 2Q 2016 3Q 2016 4Q 2016 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 Nu mb er of Ap art me nt Ho me s C om ple ted Expected Completions in Aimco Submarkets* 4Q 2016 Estimate 1Q 2017 Estimate

21 AIMCO EXPOSURE TO NEW SUPPLY • Where there is new supply, it is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities. • Aimco emphasizes price point and submarket diversification to mitigate the impact of new supply. As of 3/31/2017, Aimco real estate GAV was invested in seventy- six submarkets with the following new supply profile:* Minimal Exposure: 51% of Aimco GAV is invested in "B/C+" price point communities or in "A" price point communities in submarkets with no new supply in the next twelve months. Normal Exposure: 16% of Aimco GAV is invested in "A" price point communities in submarkets with less than 2% new supply in the next twelve months. Moderate Exposure: 21% of Aimco GAV is invested in "A" price point communities in submarkets with 2% to 5% new supply in the next twelve months Above Average Exposure: 12% of Aimco GAV is invested in "A" price point communities in submarkets with more than 5% new supply in the next twelve months. * Data as of 1Q 2017. Based on submarket data for deliveries in the next twelve months as a percentage of existing stock, available from MPF Research. 51% 16% 21% 12% Submarket Supply Exposure (% Real Estate GAV in Submarkets)

AIMCO EXPOSURE TO NEW SUPPLY

- As a result of diversification, Aimco's exposure to competitive new supply is primarily limited to its "A" price point communities in submarkets with projected completions of more than 2% of existing stock during the next twelve months…or approximately 33% of Aimco GAV.
- This exposure is mitigated in those submarkets where the rate of job growth is greater than the rate of supply growth and in other submarkets, where Aimco's "A" rents are substantially lower than the rents charged by new supply.

	Aimco Supply Exposure		Factors Mitigating Impact of New Supply	
MARKET: Submarket(s)	% Aimco GAV Invested in "A" Price Point Communities	Completions as a % of Existing Stock[1]	New Jobs per Unit Completed[2]	Aimco Specific Factors
MIAMI: Downtown/South Beach	7.3%	4.4%	3	Aimco expects 2017 revenue growth of 2% to 3%.
LOS ANGELES: Mid-Wilshire	7.1%	2.2%	4	Aimco rents ~90% of new supply rents[3]
PHILADELPHIA: Center City	6.4%	7.2%	4	Aimco redevelopment lease-ups on target
SAN FRANCISCO: South San Mateo County	3.2%	7.2%	3	Aimco lease-up: substantially complete
BOSTON: Intown, Cambridge	3.0%	4.0%	5	Aimco lease-ups: complete
DENVER: North Aurora	1.5%	3.8%	3	Aimco location is insulated from new supply.
MINNEAPOLIS: Uptown/St. Louis Park	1.3%	4.1%	4	Aimco rents approximate new supply rents[3]
ATLANTA: Buckhead, Midtown, Sandy Springs	1.1%	10.9%	3	Aimco expects 2017 revenue growth of 3% or better.
DENVER: Downtown	0.3%	13.6%	3	Aimco rents ~80% of new supply rents[3]
OTHER: Downtown San Diego, Downtown Seattle, West Nashville	2.1%	5.9%	2	

(1) Based on submarket data for deliveries in the next twelve months as a percentage of existing stock as of 1Q 2017, available from MPF Research.
(2) Employment figures are based on market data as reported by Green Street Advisors (May 2017). Typically, at least five new jobs are necessary to absorb one unit.
(3) Aimco rents are measured against rents on new buildings within a three mile radius of Aimco community. Construction and lease-up data as reported by AxioMetrics as of 4Q 2016.

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HIGH QUALITY BALANCE SHEET

- Aimco has a safe, flexible balance sheet with abundant liquidity.
- Aimco leverage consists primarily of non-recourse, amortizing, fixed-rate property debt and perpetual preferred equity.

	Quarter-End 1Q 2017	Forecast Year-End 2017
DEBT TO EBITDA	6.3x	~6.0x
DEBT AND PREFERRED EQUITY TO EBITDA	6.7x	~6.4x
VALUE OF UNENCUMBERED PROPERTIES	$1.6B	~$1.9B

- Annualized 4Q 2017 debt and preferred equity to EBITDA ratio is expected to be ~6.2x.
- Both S&P and Fitch rate the Aimco balance sheet "investment grade," which would be useful if Aimco chose to access capital through the sale of bonds in public or private transactions.
  - In first quarter 2017, Aimco closed $65M of ten-year property loans that have a weighted average interest rate 134 basis points above the 10-year Treasury rate at the time of pricing.
  - In first quarter 2017, REITs having an investment grade rating of BBB- issued ten-year bonds in the range of 155 to 270 basis points above the then ten-year Treasury rate.

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HIGH QUALITY BALANCE SHEET

- Aimco Debt and Preferred Equity to EBITDA of 6.7x reflects outstanding balances at March 31, 2017, but overstates the refunding risk of our leverage.
- Our property debt balances at maturity are more than $700 million lower than 1Q 2017 balances due to principal amortization paid from retained earnings.

Total Leverage / LTM EBITDA as of March 31, 2017 (1)



Aimco Refunding Risk(2)
5.6x
6.7x
Property debt amortization, Perpetual Preferred Equity
4.9x
Peer Wt. Avg.
Aimco
Aimco Based on Balances Due at Maturity

(1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Peer weighted average computed by Aimco based on 3/31/2017 debt and preferred equity balances, less cash, cash equivalents and restricted cash, divided by last twelve months recurring EBITDA, all as reported by SNL Financial. Balances are adjusted by Aimco to reflect company share of unconsolidated debt and NOI. For Aimco, leverage represents Aimco's share of property debt, preferred equity and any balance on the revolving credit facility, reduced by Aimco's share of cash, cash equivalents, restricted cash and investments in a securitization trust that holds Aimco property loans. See further information in Aimco's 1Q 2017 Earnings Release.

(2) Refunding Risk is lower than Total Leverage because property debt balances are reduced by scheduled amortization funded from retained earnings and because perpetual preferred equity is not subject to mandatory refunding.

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25 TEAM AND CULTURE TEAM ENGAGEMENT • Out of hundreds of companies participating in the competition, Aimco is one of only a dozen in the entire state recognized as a "Top Place to Work" in Colorado for the past five consecutive years. • For the past four years, Aimco team engagement scores measured on a 1 to 5 scale have averaged better than 4. TALENT AND SUCCESSION PLANNING • Aimco maintains an executive talent pipeline for every executive officer position, including the CEO position. • The Company maintains a forward-looking approach to succession. Positions are filled considering the business strategy and needs at the time of a vacancy and the candidate's skills, experience, expertise, leadership and fit. • The Aimco Board of Directors is actively involved in succession planning. The Compensation and Human Resources Committee reviews in detail the executive talent pipeline at least once per year and is provided with regular updates on succession candidate development progress. The Board is provided exposure to succession candidates for executive officer positions. The underpinning of Aimco's success is a strong, stable team focused on a collaborative and productive culture.

26 AIMCO COMMITMENT COMMITMENT TO CONSERVATION In 2016, Aimco strategically invested $3.5M in energy conservation. Over the last ten years, Aimco has achieved the following: COMMITMENT TO COMMUNITY Team members turn their passion for community service into action through Aimco Cares, which gives teammates 15 paid hours each year to apply to a volunteer activity of their choosing. In 2016: The Aimco Cares Charity Golf Classic has grossed nearly $4M to benefit military support organizations and scholarships for students in affordable housing.

27 AIMCO SENIOR LEADERSHIP TEAM Terry is a life-long entrepreneur focused on business, politics and family. Terry has been an active real estate investor for almost 50 years, serving four REITs as CEO. Through the Considine Companies, Terry has invested in real estate, television broadcasting, convenience stores, environmental services, and venture capital. Terry contributed his apartment business to the formation of Aimco, led the Aimco IPO in 1994, and has served as Aimco Chairman/CEO since that time. Terry has also been active in politics, elected twice to the Colorado Senate and holding leadership roles in numerous campaigns and political organizations. He is a director of the Lynde and Harry Bradley Foundation in Milwaukee, Wisconsin and Intrepid Potash (NYSE: IPI) in Denver, Colorado. Terry has been married for 41 years to his wife Betsy. Together, they are actively involved in education reform as well as ranching in western Colorado. Most of all, they enjoy three adult children, their spouses, and two remarkable grandchildren. Terry Considine Chairman of the Board & Chief Executive Officer

28 AIMCO SENIOR LEADERSHIP TEAM John was appointed Executive Vice President and Chief Investment Officer in August 2013. Prior to that, he served as Executive Vice President, Transactions beginning in January 2011. He joined Aimco as Senior Vice President-Development in June 2006. John serves as chairman of Aimco's investment committee. He is also responsible for development activities and portfolio management. Prior to joining Aimco, John spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing, and operations. John and his wife Sheri have nine children, live in Littleton, Colorado, and are anxiously engaged in all the excitement that comes with a big family. John E. Bezzant Executive Vice President, Chief Investment Officer and Investment Committee Chairman Paul joined Aimco in 2008 as Senior Vice President and Chief Accounting Officer. Prior to joining Aimco, from October 2007 to March 2008, he served as Chief Financial Officer of APRO Residential Fund. Prior to that, from May 2005 to September 2007, Paul served as Chief Financial Officer of America First Apartment Investors, Inc., then a publicly traded company. From 1996 to 2005, Paul was with the firm of Deloitte & Touche, LLP, serving in numerous roles, including Audit Senior Manager and in the firm's national office as an Audit Manager in SEC Services. Paul is a certified public accountant. Paul Beldin Executive Vice President & Chief Financial Officer

29 AIMCO SENIOR LEADERSHIP TEAM Miles was promoted to Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications, special projects, and chairs the Senior Leadership Team. Miles joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Aimco, he practiced law in Denver, Colorado since 1970 and served as president of both the Colorado Bar Association and the Denver Bar Association. For over ten years he was recognized in "Best Lawyers in America" and in 2001 was the Denver Business Journal's "Law Executive of the Year." He served with the First Infantry Division in Vietnam in 1969, where he was awarded the Bronze Star, the Air Medal and the Army Commendation Medal. Miles has been a trustee of his alma mater Trinity University since 2005 and serves on the board of directors of the Tragedy Assistance Program for Survivors and the Colorado Open Golf Foundation. He is married to Jan Cortez, and they have four children and five grandchildren. He is an avid tennis player and golfer, and speaks Spanish. Miles Cortez Executive Vice President & Chief Administrative Officer Lisa was appointed Executive Vice President, General Counsel and Secretary in December 2007. In addition to serving as general counsel, Lisa has responsibility for insurance and risk management, human resources, compliance and asset quality and service. She is also responsible for certain of Aimco's acquisition and disposition activities. Lisa has previously served as chairman of Aimco's investment committee. She joined Aimco in July 2002 as Vice President, Assistant General Counsel and Assistant Secretary and was promoted to Senior Vice President in July 2004. Prior to joining Aimco, Lisa was engaged in the private practice of law at Hogan & Hartson LLP (now Hogan Lovells), with an emphasis on public and private mergers and acquisitions, venture capital financing, securities and corporate governance. Prior to private practice, she spent two years as a Federal judicial law clerk. Lisa earned her degree in Public Policy from Stanford University and earned her law degree from Harvard Law School. She serves on the Board of Trustees of the Rose Community Foundation and is actively involved in the Denver community. Lisa and her husband, Rich, have one son. Lisa R. Cohn Executive Vice President, General Counsel, Secretary

30 AIMCO SENIOR LEADERSHIP TEAM Keith was born in Pittsburgh, Pennsylvania and is a diehard Steelers fan. In 1976, his family moved to Southern California where he quickly acclimated to the beautiful beaches and took up his passion for surfing. Keith is married to his wonderful wife Leyla, and they have two beautiful children and now reside in Colorado. Keith began his career in the multifamily real estate business in 1992 as a leasing consultant and onsite manager, where he learned the day-to-day operations and cultivated a keen connection to onsite teams. He joined Aimco in March 2002 as a Regional Manager and in March 2006 was promoted to Regional Vice President - Property Operations for California. In September 2008, Keith was appointed Area Vice President - Property Operations for the western United States. In January 2011, Keith was promoted to Executive Vice President - Property Operations heading our national operations. Keith M. Kimmel Executive Vice President, Property Operations Patti Fielding Executive Vice President, Redevelopment and Treasurer Patti was appointed Executive Vice President - Securities and Debt in February 2003, and Treasurer in January 2005. In 2014, she assumed responsibility for redevelopment. In addition to redevelopment, she remains responsible for debt financing and treasury. Patti has previously served as chairman of Aimco's investment committee. From January 2000 to February 2003, she served as Senior Vice President - Securities and Debt. Patti joined Aimco as a Vice President in February 1997. Prior to joining Aimco, she was with Hanover Capital from 1996 to1997, and from 1993 to 1995 she was Vice Chairman, Senior Vice President and Co-Founder of CapSource Funding Corp. Patti was also a Group Vice President with Duff & Phelps Rating Company from 1987 to 1993 and a commercial real estate appraiser with American Appraisal for three years.

31 FORWARD LOOKING STATEMENTS & OTHER INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2017 results, including but not limited to: Pro forma FFO and selected components thereof; AFFO; Aimco redevelopment and development investments and projected value creation from such investments; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco’s ability to maintain current or meet projected occupancy, rental rate and property operating resul ts; the effect of acquisitions, dispositions, redevelopments and developments; Aimco’s ability to meet budgeted costs and timelines, and achieve budgeted rental rates rela ted to Aimco redevelopments and developments; and Aimco’s ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco’s control, including, without limitation: • Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; • Financing risks, including the availability and cost of capital markets’ financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that earnings may not be sufficient to maintain compliance with debt covenants; • Insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; and • Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Fac tors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2016, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, some of which are measures not defined under accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures included in Aimco's First Quarter 2017 Earnings Release dated April 27, 2017.